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                                                                  EXHIBIT (23)C



                       CONSENT OF INDEPENDENT AUDITORS





We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 33-65429) and related Prospectus pertaining to D&N Financial Corporation for the registration of 965,572 shares of its common stock and to the incorporation by reference therein of our report dated January 29, 1993, with respect to the consolidated financial statements of D&N Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                            /s/ Ernst & Young LLP

February 1, 1996
Chicago, Illinois